Exhibit 10.90

[H C Crown, LLC Letterhead]

February 15, 2011

Crown Media Holdings, Inc.
12700 Ventura Blvd.
Studio City, CA 91302

Attention:	Michael Harmon, Interim Chief Financial Officer Charles Stanford, General Counsel
  Re:
  Credit Agreement, dated as of June 29, 2010 among Crown Media Holdings, Inc.as Borrower ("Crown") and H C Crown, LLC (f/k/a H C Crown Corp.), as Lender ("HCC") and other Credit Parties thereto ("Credit Agreement")

Gentlemen:

        In addition to the deductions provided in the definition of "Excess Cash Flow" in the Credit Agreement, HCC hereby consents to Crown deducting the following for purposes of calculating its Excess Cash Flow pursuant to the Credit Agreement:

          (i)  all interest and principal paid pursuant to the Credit Agreement that is not otherwise captured in (a) or (e) of the definition of "Excess Cash Flow," (ii) all payments for debt restructuring costs under a troubled debt restructuring that are shown in the "Cash Flow from Financing Activities" section of Crown's Consolidated Statement of Cash Flows.

        This Consent shall be effective for all future calculations of "Excess Cash Flow" required pursuant to the Credit Agreement.

Sincerely,

H C CROWN, LLC

/s/ TIMOTHY GRIFFITH Timothy Griffith Vice President